Exhibit 10.1

THIRD AMENDMENT TO HOTEL AND CASINO GROUND LEASE

THIS THIRD AMENDMENT TO HOTEL AND CASINO GROUND LEASE (the "Third Amendment") is made this 21 day of   August, 2017 (the "Effective Date") by and between NATIONAL HARBOR GRAND LLC, a Maryland limited liability company (the "Landlord") and MGM NATIONAL HARBOR, LLC, a Nevada limited liability company (the "Tenant"), with reference to the following:

RECITALS:

WHEREAS, Landlord and Tenant entered into that certain Hotel and Casino Ground Lease dated April 26, 2013, as amended by a First Amendment to Hotel and Casino Ground Lease dated July 23, 2014, as assigned by an Assignment and Assumption of Ground Lease dated December 19, 2014, and as further amended by a Second Amendment to Hotel and Casino Ground Leased dated November 24, 2015 (collectively, the "Lease"); and

WHEREAS, Landlord and Tenant desire to amend the terms of the Lease as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

l.Recitals.  The Recitals set forth above are incorporated herein and made a part hereof by this reference as if fully set forth herein.

2.Defined Terms.  All capitalized terms used herein, unless specifically defined herein, shall have the same meanings and definitions as used in the Lease.

3.Section 11.04.  Section 11.04 shall be amended to delete Sections 11.04(d) and 11.04(e) in their entirety.

4.	Amendment and Restatement of Section 11.06 of the Lease. Section 11.06 of the Lease is hereby amended and restated in its entirety as follows:

   “Section 11.06 Transfers That May Jeopardize Gaming License.

(a)

Landlord acknowledges that Tenant, its Parent and their respective Affiliates are engaged in businesses that are or may be subject to and exist because of privileged licenses issued by governmental authorities, including under applicable laws with respect to gaming (“Gaming Laws”).  If Tenant, its Parent or any of their respective Affiliates is directed in writing by the Maryland Lottery and Gaming Control Agency (“MLGCA”) to cease doing business with Landlord, then Tenant shall deliver notice to Landlord of such issue and permit Landlord one hundred twenty (120) days to cure the issue set forth in such notice (which cure, Tenant acknowledges and agrees, may include Landlord selling its fee interest in the Premises to a successor Landlord that does not have the same issue set forth in such notice or transferring its interest into trust or escrow), and if Landlord is diligently pursuing such cure such longer time as may be reasonably necessary to cure.  If Landlord is unable or unwilling to cure the issue to the

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satisfaction of the MLGCA, Tenant may (y) terminate this Lease without liability to either party except for such liabilities that expressly survive such termination, or (z) elect to purchase Landlord's fee interest in the Premises (the “Purchase Option”) by so notifying Landlord in writing within thirty (30) days after the expiration of the cure period.  In the event Tenant elects the Purchase Option, the parties shall negotiate for a period of thirty (30) days to determine the purchase price, which shall be the fair market value of the fee simple interest in the Premises, including the value of the Tenant Improvements as of the expiration of the Term, and taking into account the value of the future Rent payments under this Lease.  If the parties cannot agree upon the fair market value, the purchase price shall be determined by the appraisal process set forth in Section 11.07 below.

(b)

If Tenant determines, in Tenant’s reasonable discretion based on receipt of a written notice from the MLGCA, that (i) Landlord or any of its owners, officers or directors is engaged in any activity that jeopardizes Landlord’s certification as a Certified Vendor by the MLGCA, or (ii) Landlord or any of its owners, officers or directors is a Disqualified Person, then Tenant shall deliver notice to Landlord of such issue and permit Landlord one hundred twenty (120) days to cure the issue set forth in such notice (which cure, Tenant acknowledges and agrees, may include Landlord selling its fee interest in the Premises to a successor Landlord that does not have the same issue set forth in such notice or transferring its interest into trust or escrow), and if Landlord is diligently pursuing such cure, such longer time as may be reasonably necessary.  If Landlord is unable or unwilling to cure the issue as provided herein, Tenant may (y) terminate this Lease without liability to either party except for such liabilities that expressly survive such termination, or (z) elect to exercise the Purchase Option by so notifying Landlord in writing within thirty (30) days after the expiration of the cure period.  In the event Tenant elects the Purchase Option, the parties shall negotiate for a period of thirty (30) days to determine the purchase price, which shall be the fair market value of the fee simple interest in the Premises, including the value of the Tenant Improvements as of the expiration of the Term, and taking into account the value of the future Rent payments under this Lease.  If the parties cannot agree upon the fair market value, the purchase price shall be determined by the appraisal process set forth in Section 11.07 below.”

5.Counterparts and Execution.  This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.  This Third Amendment may be executed and delivered by electronic mail in pdf format or by facsimile transmission.  Any such transmission shall bind the party so executing and delivering this Third Amendment.

6.Integration.  This Third Amendment, together with the Lease, is intended by the parties hereto to be an integration of all prior and contemporaneous terms, provisions, conditions and covenants between the parties hereto, and contains all of the agreements of the parties with respect to the matters contained herein.  There are no terms, provisions, conditions, covenants, understandings, warranties or representations pertaining to any such matters, neither oral nor written, nor express nor implied, between the parties other than those specifically set forth herein which shall be effective for any purpose.  In addition, no amendment, modification, addition or alleged or contended waiver of any of the provisions of the Lease or this Third  Amendment shall be binding unless it is made in writing and signed by all parties hereto.

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7.Binding Effect.  This Third Amendment shall be binding upon and shall inure to the benefit of the parties hereto (including The Peterson Companies, as applicable) and their respective heirs, personal representatives, successors and assigns.

8.Construction.  Except as expressly modified by this Third Amendment, all other terms, provisions, conditions and covenants of the Lease (x) shall be and remain unmodified, in full force and effect, and enforceable in accordance with their terms, and (y) shall govern the conduct of the parties hereto; provided, however, the provisions of this Third Amendment or the application thereof shall supersede any provisions of the Lease or the application thereof that are contrary to or inconsistent with the provisions contained herein.  All references to the Lease shall hereafter refer to the Lease and amended by this Third Amendment.

[Signature Pages to follow]

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Exhibit 10.1

WITNESS the following signatures of Landlord and Tenant are made as of the date first above written.

LANDLORD:

NATIONAL HARBOR GRAND LLC,

a Maryland limited liability company

By:MVP Management, LLC

a Virginia limited liability company

Its:	Manager

By: /s/ Jon M. Peterson

Print Name: Jon M. Peterson

Title: Manager

TENANT:

MGM NATIONAL HARBOR, LLC

a Nevada limited liability company

By: /s/ Andrew Hagopian III

Print Name: Andrew Hagopian III

Title: Assistant Secretary

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